EXHIBIT 99

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                          SYNERGY RESOURCES CORPORATION

SYNERGY  RESOURCES  CLOSES ON LEASEHOLD  ACQUISITION IN NE WATTENBERG  EXTENSION
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PLATTEVILLE,  CO -- (Marketwired) -- 04/30/15 -- Synergy  Resources  Corporation
(NYSE MKT: SYRG) ("Synergy") has closed on the Amendment dated February 12, 2015 to its Exploration Agreement with Vecta Oil & Gas, Ltd. (Vecta) dated March 1, 2013; whereby Vecta has conveyed assignments for an undivided 30% working interest in leasehold within the DJ Basin Greenhorn AMI (AMI) covering approximately 13,530 net acres. Synergy's position in the NE Wattenberg
Extension Area is now over 41,000 net acres. Its working interest in the AMI with Vecta has increased to 65%, and the remaining 35% working interest in the AMI will be owned by an affiliate of Vecta, Foreland Resources LLC, and other parties. The purchase price of the conveyed leases is $250 per net acre, payable
in  287,642   restricted   shares  of  Synergy's   common  stock,   equating  to
approximately $3.4 million based on $11.76 price per share. Craig Rasmuson, Chief Operating Officer, of Synergy commented, "We are pleased to close on this transaction increasing our working interest in the DJ Greenhorn AMI. We have received a drilling permit from the Colorado Oil & Gas Conservation Commission for the Conrad 44-1GHZ well, which is located in the AMI. We have contracted with a services company to conduct and process a hazard seismic survey in the area over the next few weeks. We plan on moving Ensign Rig #131 from our Cannon pad in late May and begin drilling the Conrad horizontal well to a standard 4,000 foot lateral length targeting the Greenhorn formation by May 31st."

ABOUT SYNERGY RESOURCES CORPORATION

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included in this press release regarding our financial position, business strategy, plans and objectives of management for future operations and industry conditions, and are forward-looking statements. When used in this press release, forward-looking statements are generally accompanied by terms or phrases such as


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"estimate," "project," "predict," "believe," "expect,"  "anticipate,"  "target,"
"plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which Synergy conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations.

These forward-looking statements are based on current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Synergy's control.

CONTACT:

Investor Relations Contact:

   Jon Kruljac
   Synergy Resources Corporation
   jkruljac@syrginfo.com
   Tel (303) 840-8166

Company Contact:

   Rhonda Sandquist
   Synergy Resources Corporation
   rsandquist@syrginfo.com
   Tel (970) 737-1073

Source: Synergy Resources Corporation



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